Exhibit 99.2

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

The following information is provided for each of the directors and executive officers of the Reporting Persons:

•	Name

•	Present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted.

Directors and Executive Officers of Telemar Participações S.A.

All of the following persons are citizens of the Federative Republic of Brazil, except for Pedro Guimarães e Melo de Oliveira Guterres, who is a citizen of Portugal.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted
Otávio Marques de Azevedo	Rua Dr. Geraldo Campos Moreira, 375 (9th floor), Brooklin Novo, 04571-020, São Paulo, SP, Brazil

Chief Executive Officer of Venus RJ Participações S.A., PASA Participações S.A., AG Telecom Participações S.A.

Chairman of the Board of Directors of Telemar Participações S.A. and CTX Participações S.A.

Member of the Board of Directors of Companhia Energética de Minas Gerais - CEMIG

Carlos Francisco Ribeiro Jereissati	Rua Angelina Maffei Vita, 200 (9th floor), Jardim Paulistano, 01489-900, São Paulo, SP, Brazil

Chairman of the Board of Directors of Jereissati Participações S.A., Jereissati Telecom S.A., LF Tel S.A., Iguatemi Empresas de Shopping Centers S.A. and Grande Moinho Cearense S.A.

Member of the Board of Directors of Telemar Participações S.A.

Alternate Member of the Board of Directors of Oi S.A.

Chief Executive Officer of JPSul Participações e Representações Comerciais S.A. and Jereissati Sul Participações S.A.

Shakhaf Wine	Rua Borges de Medeiros, 633, room 301, Lagoa, 22430-041, Rio de Janeiro, RJ, Brazil

Executive Director of Portugal Telecom, SGPS, S.A.

Chief Executive Officer of Bratel Brasil S.A.

Vice President of PASA Participações S.A., EDSP75 Participações S.A. and AG Telecom Participações S.A.

Member of Board of Directors of Telemar Participações S.A., Oi S.A. and Contax Participações S.A.

José Mauro Mettrau Carneiro da Cunha	Praia de Botafogo 300, 11th floor, room 1101, Botafogo, 22250-040, Rio de Janeiro, RJ, Brazil

Member of Board of Directors, Telemar Participações S.A.

Chairman of the Board of Directors of Oi S.A.

Chairman of the Board of Directors of Dommo Empreendimentos Imobiliários S.A.

Member of the Board of Directors, Valepar S/A, Santo Antonio Energia S.A. and Madeira Energia S.A.

José Augusto da Gama Figueira	Praia de Botafogo 300, 11th floor, room 1101, Botafogo, 22250-040, Rio de Janeiro, RJ, Brazil

Member of the Board of Directors of Telemar Participações S.A.

Chief Executive Officer of Valverde Participações S.A.

Chief Executive Officer of Instituto Telemar

Alternate Member of the Board of Directors of Oi S.A.

Alternate Member of the Board of Directors of Dommo Empreendimentos Imobiliários S.A.

Renato Torres de Faria	Rua Sinval de Sá nº. 70, Cidade Jardim, 30380-070, Belo Horizonte, BH, Brazil

Officer and Investor Relations Officer of Andrade Gutierrez Concessões S.A. and Andrade Gutierrez Participações S.A.

Vice President of Venus RJ Participações S.A.

Superintendent Officer and Chairman of the Board of Directors of Domino Holdings S.A.

Member of Board of Directors of Telemar Participações S.A. and CTX Participações S.A.

Member of the Board of Directors of Oi S.A.

Vice Chairman of the Board of Directors of Companhia de Saneamento do Paraná - Sanepar

Vice President of Venus RJ Participações S.A.

Arlindo Magno de Oliveira	Av. Afrânio de Melo Franco, nº. 54, Apt. 302, Leblon, 22430-060, Rio de Janeiro, RJ, Brazil	Member of the Board of Directors of Telemar Participações S.A. Member of the Board of Directors of CELESC
Fernando Marques dos Santos	Avenida República do Chile, 100 / 21º andar - Rio de Janeiro/RJ CEP: 20.031-917	Member of the Board of Directors of Telemar Participações S.A. Member of the Board of Directors of Oi S.A. Officer of Banco Nacional de Desenvolvimento (BNDES)
Cristiano Yazbek Pereira	Rua Angelina Maffei Vita, 200 (9th floor), Jardim Paulistano, 01489-900, São Paulo, SP, Brazil

Alternate Member of Board of Directors of Telemar Participações S.A.

Member of Board of Directors of Oi S.A.

Member of Board of Directors of Contax Participações S.A.

Manager at Jereissati Participações S.A

Laura Bedeschi Rego de Mattos	Avenida República do Chile, 100 / 21º andar - Rio de Janeiro/RJ CEP: 20.031-917

Manager at Banco Nacional de Desenvolvimento (BNDES)

Alternate Member of Board of Directors of Telemar Participações S.A. Directors of Telemar Participações S.A.

Alternate Member of Board of Directors of Oi S.A.

Alternate Member of Board of Directors of Valepar S.A.

Alternate Member of Board of Directors of Vale S.A.

Alexandre Jereissati Legey	Rua Angelina Maffei Vita, 200 (9th floor), Jardim Paulistano, 01489-900, São Paulo, SP, Brazil

Managing Officer and Investor Relations Officer of Jereissati Telecom S.A.

Vice President of Sayed RJ Participações S.A.

Chief Executive Officer of EDSP75 Participações S.A.

Vice President and Investor Relations Officer of LF Tel S.A.

Alternate Member of Board of Directors of Telemar Participações S.A. and CTX Participações S.A.

Executive Officer of Valverde Participações S.A.

Member of the Board of Directors of Oi S.A.

Executive Officer of Grande Moinho Cearense S.A.

Member of the Board of Directors of Contax Participações S.A.

Carlos Jereissati	Rua Angelina Maffei Vita, 200 (9th floor), Jardim Paulistano, 01489-900, São Paulo, SP, Brazil

Member of the Board of Directors of Jereissati Participações S.A., Jereissati Telecom S.A. and LF Tel S.A.

Alternate Member of Board of Directors of Telemar Participações S.A., Oi S.A., Contax Participações S.A. and CTX Participações S.A.

Chief Executive Officer and Member of the Board of Iguatemi Empresa de Shopping Centers S.A.

Member of the Board of Directors and Executive Officer of Grande Moinho Cearense S.A.

Fernando Magalhães Portella	Rua Angelina Maffei Vita, 200 (9th floor), Jardim Paulistano, 01489-900, São Paulo, SP, Brazil

Chief Executive Officer and Member of the Board of Directors of Jereissati Participações S.A.

Member of the Board of Directors and Vice President of Jereissati Telecom S.A.

Vice President of Sayed RJ Participações S.A.

Chief Executive Officer and of LF Tel S.A.

Member of Board of Directors of Telemar Participações S.A.

Member of the Board of Directors of Oi S.A. and CTX Participações S.A.

Member of the Board of Directors of Jereissati Telecom S.A., LF Tel S.A. and Grande Moinho Cearense S.A.

Bruno Gonçalves Siqueira	Av. do Contorno, 8123, Cidade Jardim, 30110-937, Belo Horizonte, MG, Brazil	Alternate Member of Board of Directors of Telemar Participações S.A., CTX Participações S.A. and Oi S.A.
Rafael Cardoso Cordeiro	Av. do Contorno, 8123, Cidade Jardim, 30110-937, Belo Horizonte, MG, Brazil

Financial Director of Andrade Gutierrez Concessões S.A.

Alternate Member of Board of Directors of Telemar Participações S.A., CTX Participações S.A. and Contax Participações S.A.

Executive Officer of Valverde Participações S.A.

Member of the Board of Directors of Oi S.A.

Member of Board of Directors of Water Port S/A

Ismael de Carvalho	Rua Professor Gabizo nº. 101, apto 502, Tijuca - Rio de Janeiro/RJ	Alternate Member of Board of Directors of Telemar Participações S.A.
Diego Hernandes	Av. Chile, n° 65 (EDISE) – 17th floor, room 1701 (gerencia de serviços), Centro, 20.031-912, Rio de Janeiro, RJ, Brazil	Executive Manager of Human Resources of Petrobras Member of the Board of Directors of Telemar Participações S.A.
Ivan Ribeiro de Oliveira	Alameda da Serra, nº. 400, 5th floor, Vila da Serra, Nova Lima, MG, Brazil.	Chief Executive Officer of Axxiom Soluções Tecnológicas S.A. Alternate Member of the Board of Directors of Telemar Participações S.A.
Pedro Americo Herbst	Rua do Ouvidor nº. 98, 8º andar – Bairro Centro	Alternate Member of the Board of Directors of Telemar Participações S.A. Manager at Fundação Petrobras de Seguridade Social—PETROS
Reinaldo Soares de Camargo	SCN, Quadra 02, Bloco “A”, Bldg. Corporate Financial Center - 11th floor, 70712-910, Brasília, DF, Brazil	Manager at FUNCEF Member of the Board of Directors of Telemar Participações S.A.
Leonardo Galluzzi Sansivieri	SCN, Quadra 02, Bloco “A”, Bldg. Corporate Financial Center - 11th floor, 70712-910, Brasília, DF, Brazil	Senior Analyst at FUNCEF Alternate Member of the Board of Directors of Telemar Participações S.A.
João Manuel de Melo Franco	Rua Borges de Medeiros, 633, conjunto 301, CEP 22430-041, Rio de Janeiro, RJ	Alternate Member of the Board of Directors of Telemar Participações S.A. Member of the Board of Directors of Oi S.A.
Pedro Guimarães e Melo de Oliveira Guterres	Rua Borges de Medeiros, 633, room 301, Lagoa, 22430-041, Rio de Janeiro, RJ, Brazil

Executive Administrator of Portugal Telecom Investimentos Internacionais

Executive Officer of Telemar Participações S.A.

Member of Board of Directors of Medi Telecom and Previsão—Sociedade Gestora de Fundo de Pensões, S.A.

Armando Galhardo Nunes Guerra Junior	Av. Contorno, nº 8080, Lourdes, 30110-056, Belo Horizonte, MG, Brazil

Executive Officer of Telemar Participações S.A.

Member of the Board of Directors of Oi S.A.

Member of the Board of Directors of Cosipar – Cia Siderúrgica do Pará, Kepler Weber S.A., MASB – Desenvolvimento Imobiliário S.A., ESTRE Ambiental S.A., and Contax Participações S.A.

Executive Officers of Valverde Participações S.A.

All of the following persons are citizens of the Federative Republic of Brazil.

Name	Business address	Present principal occupation or employment and the name of any corporation or other organization in which such employment is conducted
José Augusto da Gama Figueira	Praia de Botafogo 300, 11th floor, room 1101, Botafogo, 22250-040, Rio de Janeiro, RJ, Brazil

Member of the Board of Directors of Telemar Participações S.A.

Chief Executive Officer of Valverde Participações S.A.

Chief Executive Officer of Instituto Telemar

Alternate Member of the Board of Directors of Oi S.A.

Alternate Member of the Board of Directors of Dommo Empreendimentos Imobiliários S.A.

Alexandre Jereissati Legey	Rua Angelina Maffei Vita, 200 (9th floor), Jardim Paulistano, 01489-900, São Paulo, SP, Brazil

Managing Officer and Investor Relations Officer of Jereissati Telecom S.A.

Chief Executive Officer of EDSP75 Participações S.A.

Vice President of Sayed RJ Participações S.A.

Vice President and Investor Relations Officer of LF Tel S.A.

Alternate Member of Board of Directors of Telemar Participações S.A. and CTX Participações S.A.

Executive Officer of Valverde Participações S.A.

Member of the Board of Directors of Oi S.A.

Executive Officer of Grande Moinho Cearense S.A.

Member of the Board of Directors of Contax Participações S.A.

Rafael Cardoso Cordeiro	Av. do Contorno, 8123, Cidade Jardim, 30110-937, Belo Horizonte, MG, Brazil

Financial Director of Andrade Gutierrez Concessões S.A.

Alternate Member of Board of Directors of Telemar Participações S.A., CTX Participações S.A. and Contax Participações S.A.

Executive Officer of Valverde Participações S.A.

Member of the Board of Directors of Oi S.A.

Member of Board of Directors of Water Port S/A

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